UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Friday, December 1, 2006

Time:	1:00 p.m., Pacific time

Place:	San Diego Marriott Del Mar
11966 El Camino Real
San Diego, California 92130

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Natural Alternatives International, Inc. to consider and act upon the following matters:

1.	To elect two Class I directors, each to serve until the next annual meeting of stockholders held to elect Class I directors and until their respective successor is elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on October 4, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by Internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by Internet will further help us reduce the costs of solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Mark A. LeDoux

Chairman of the Board and Chief Executive Officer

1185 Linda Vista Drive

San Marcos, California 92078

(760) 744-7340

October 24, 2006

NATURAL ALTERNATIVES INTERNATIONAL, INC.

1185 Linda Vista Drive

San Marcos, California 92078

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (the “Company” or “we,” “our,” or “us”), for use at the annual meeting of stockholders to be held on Friday, December 1, 2006, at 1:00 p.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about October 24, 2006 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on October 4, 2006. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of October 4, 2006, approximately 6,825,862 shares of our common stock, par value $0.01 per share, were issued and outstanding, net of 70,000 treasury shares.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of October 4, 2006, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow the people named on the proxy card (Mark A. LeDoux and Randell Weaver) to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by Internet or by mail. Shares held in street name may be voted by telephone or by Internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by Internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You may also send a written notice of revocation to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92078, Attention: Mr. Randell Weaver, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. An abstention from voting will be used for the purpose of establishing a quorum, and will be considered a vote “against” a proposal. A broker non-vote will also be used for the purpose of establishing a quorum, but will not otherwise be counted in the voting process. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

How many votes are required to approve each of the proposals?

For the election of the two Class I directors, a plurality of the votes is required. This means that the two candidates who receive the most votes will be elected to the two available Class I positions on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the other proposal. See, however, “Proposal 2 – Effect of Ratification.”

As of October 4, 2006, our executive officers and directors held of record or beneficially approximately 1,708,676 shares, or 25%, of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote “for” the election of each of the nominees for the Class I directors and “for” the other proposal described in this proxy statement.

Who pays for this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, telegram or other means. No additional compensation will be paid to these individuals for any such services. If necessary, we also may retain Mellon Investor Services LLC to help us solicit proxies and pay a fee to Mellon Investor Services LLC for any such solicitation services provided.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for the overall management of the Company. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, two Class II directors, and one Class III director. The name, age and business experience of each of our directors are shown below.

CLASS I

Mark A. LeDoux (Age 52)

Chairman of the Board, Chief Executive Officer and Assistant Treasurer

Director and Officer since 1986

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Assistant Treasurer since 1998, and the Chairman of the Board since 2001. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE) since its inception in 1999, and as a director of Transformative Health Products, Inc. since 1992 and Real Health Laboratories, Inc. since 2005, each a wholly-owned subsidiary of the Company. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); director, CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (1996-January 2006); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law.

Joe E. Davis (Age 72)

Director since 2000

Mr. Davis has been a member of the Audit Committee of the Board of Directors since 2000 and the Chairman of the Audit Committee since 2004, a member of the Human Resources Committee of the Board of Directors since 2003, and a member of the Nominating Committee of the Board of Directors since 2004. He has been a private investor for more than twelve years. He currently serves as a director and a member of the Audit Committee of two public corporations, American Funds Insurance Series and Anworth Mortgage Securities, Inc. Previously, Mr. Davis served as Chairman of the Board of Linear Corporation (1987-1988); President and Chief Executive Officer of BMC Industries, Inc. (1985); and President and Chief Executive Officer of National Health Enterprises, Inc. (1974-1982). Formerly, Mr. Davis was a director and a member of the Audit Committee of BMC Industries, Inc. and Wilshire Technologies, Inc., and a director of Freymiller Trucking, Inc. Mr. Davis graduated from the University of Texas with a Bachelor of Science in Chemistry. He holds a Master of Business Administration degree from the Harvard Graduate School of Business Administration.

CLASS II

Lee G. Weldon (Age 67)

Director since 1992

Mr. Weldon has been a member of the Human Resources Committee of the Board of Directors since 1993, and a member of the Nominating Committee of the Board of Directors since 2004. Previously, he was a member of the Audit Committee of the Board of Directors (1993 – December 2005). He has been the Chairman of both the Human Resources and the Nominating Committees since 2004. Mr. Weldon was the President of Natures Apothecary (1997-2000) and the Chairman and Chief Executive Officer of Kal Healthway, Inc., a food supplement distributor (1978-1995). He graduated from the University of California at Los Angeles with a Bachelor of Science in Business Administration in 1963. He became a member of the Young President’s Organization in 1982, and became a graduate member in 1990.

Alan G. Dunn (Age 51)

Director since 2004

Mr. Dunn has been a member of both the Human Resources and Audit Committees of the Board of Directors since December 2005. Mr. Dunn has been the President of GDI Consulting & Training Company (a manufacturing industry consulting firm focusing on cost and process improvement, productivity improvement and operational transformations) and the Chairman of its parent company, Gerald E. Dunn, Inc., since 1980. He currently serves as a director (since 2000) and the Chairman of the Compensation Committee (since 2003) of

Idaho Asphalt Supply Company, a $90 million privately held company. Formerly, he served as a director and a member of the Compensation Committee of TMI Integrated Systems (2000-2004), a director of Air Logistics Corporation (1998-2003), and a director of R.W. Lyall Company (1997-2000), each a privately held company, and a director of Tomorrow’s Morning, Inc. (1995-1998), a company that went public in 1998. Mr. Dunn received a Bachelor’s degree from California State University at Fullerton.

CLASS III

Alan J. Lane (Age 44)

Director since 2004

Mr. Lane has been a member of both the Audit and Nominating Committees of the Board of Directors since 2004. Previously, he was a member of the Human Resources Committee of the Board of Directors (August 2004 – December 2005). Mr. Lane is Chief Operating Officer and Chief Financial Officer of John Paul the Great Catholic University (since July 2006). Before joining the university, Mr. Lane was a director, President and Chief Operating Officer of Southwest Community Bancorp (October 2004-June 2006); Vice-Chairman and Chief Executive Officer of Financial Data Solutions, Inc., a subsidiary of Southwest Community Bancorp (July 2004 – June 2005); and director (October 2004-June 2006) and Chief Administrative Officer (June 2005-June 2006) of Southwest Community Bank. Southwest Community Bancorp was sold to Placer Sierra Bancshares in June 2006. Before joining Southwest Community Bancorp, Mr. Lane was a director and the Chief Executive Officer and President of Business Bank of California. Mr. Lane held the positions with Business Bank of California from 1998 until its sale to Union Bank of California in January 2004. Before heading Business Bank of California, Mr. Lane was a director, Chief Executive Officer or Chief Financial Officer of several financial institutions and non-financial operating companies. Mr. Lane graduated from San Diego State University with a Bachelor of Arts in Economics in 1984.

Board Meetings

The Board of Directors held six regular meetings during the fiscal year ended June 30, 2006. All of the members of the Board of Directors were present at each of the six meetings.

Independence

Nasdaq rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that four of our five directors are independent under the listing standards of the Nasdaq Stock Market. The members determined to be independent are Messrs. Davis, Dunn, Lane and Weldon.

Board Committees

The Board of Directors has an Audit Committee, a Human Resources Committee, which functions as a compensation committee, and a Nominating Committee. Membership on each committee is limited to independent directors as defined under the listing standards of the Nasdaq Stock Market. In addition, members of the Audit Committee must also meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (SEC). The members of the committees of our Board of Directors are as follows:

Audit Committee	Human Resources Committee	Nominating Committee
Joe E. Davis (Chairman)*	Lee G. Weldon (Chairman)	Lee G. Weldon (Chairman)

Alan G. Dunn	Joe E. Davis	Joe E. Davis

Alan J. Lane*	Alan G. Dunn	Alan J. Lane

*	The Board of Directors has determined that Messrs. Davis and Lane are each an “audit committee financial expert” as defined by applicable rules adopted by the SEC.

During the fiscal year ended June 30, 2006, the Audit Committee held nine regular meetings, the Human Resources Committee held six regular meetings, and the Nominating Committee held five regular meetings.

Audit Committee. The Audit Committee operates under a charter originally adopted by the Board of Directors in 2000, and amended and restated in April 2004. A copy of the Amended and Restated Audit Committee Charter effective as of April 30, 2004 was included as Attachment A to the proxy statement for our 2004 Annual Meeting of Stockholders filed with the SEC on October 28, 2004. The general function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except as set forth in the Audit Committee’s charter. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm.

Human Resources Committee. The Human Resources Committee operates under a charter adopted by the Board of Directors in January 2006. The primary purpose of the Human Resources Committee is to oversee the Company’s overall compensation and incentive programs for its executive officers and certain other key personnel. Among other things, the Human Resources Committee helps administer the Company’s incentive compensation and equity-based plans and makes recommendations to the Board of Directors with respect to the granting of awards under such plans, and otherwise recommends to the Board of Directors the amount of compensation to be paid or awarded to our officers and certain other personnel including salary, bonuses, stock option grants, other cash or stock awards under our management cash incentive and equity incentive plans, retirement and other compensation.

Nominating Committee. The Nominating Committee operates under a charter adopted by the Board of Directors in August 2004. A copy of the Nominating Committee Charter effective as of August 27, 2004 is not currently available on the Company’s website but was included as Attachment B to the proxy statement for our 2004 Annual Meeting of Stockholders filed with the SEC on October 28, 2004. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, reviews director compensation and benefits, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets Nasdaq and/or SEC requirements relating to independence and/or financial expertise, as applicable, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting the Company’s business strategies, financial and operational performance and corporate governance practices. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California, 92078, Attn: Corporate Secretary. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors. The Corporate Secretary will review the communications received from stockholders at the above designated address on a regular basis and if they are relevant to the Company’s operations and policies, they will be copied and forwarded to the appropriate director or directors as expeditiously as reasonably practicable. By way of example, communications that are unduly hostile, threatening, obscene, illegal or similarly inappropriate will not be forwarded to any director. Matters deemed to be trivial in the sole discretion of the Corporate Secretary will be delivered to the appropriate director or directors at the next regularly scheduled meeting of the Board of Directors. The Corporate Secretary will periodically provide the Board of Directors with a summary of all communications received that were not forwarded and will make those communications available to any director upon request. The Board of Directors will determine whether any communications sent to the Board of Directors should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted.

Attendance at Annual Meetings

The members of the Board of Directors are encouraged, but not required, to attend each of the Company’s annual meetings of stockholders. It may not be possible or practicable, in light of other business commitments of the directors, for all of the members of the Board of Directors to attend all of the Company’s annual meetings of stockholders. At the Company’s last annual meeting of stockholders held on December 2, 2005, each of the members of the Board of Directors attended the annual meeting.

Director Compensation

Each of the non-employee directors (Messrs. Davis, Dunn, Lane and Weldon) receives an annual retention fee of $10,000, and a fee of $1,000 for each board and committee meeting such director attends. The annual retention fee is paid in advance at the beginning of each year of a director’s term, which is determined to commence on the date of the annual meeting held to elect any class of directors and to continue until the next annual meeting of stockholders held to elect any class of directors. Directors appointed during a term year may receive a proportional amount of the annual retention fee for that year. Options and other equity awards may be granted to directors on a discretionary basis. Mr. LeDoux receives no additional compensation for serving as a director. Directors are reimbursed for travel and other expenses incurred in connection with attending board and committee meetings. The Company also may invite directors and their spouses to attend Company-related events and generally provides for, or reimburses expenses of, such directors’ and spouses’ travel, food and lodging for attendance at such events.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class I directors currently are serving a term that is due to expire at the Annual Meeting. The Class II directors currently are serving a term that is due to expire at our next annual meeting, and the Class III director is serving a term that is due to expire at the next annual meeting thereafter.

Nominees

At the Annual Meeting two Class I directors are to be elected, each to serve until the next annual meeting of stockholders held to elect Class I directors and until their respective successor is elected and qualified or until their respective death, resignation or removal. The Board of Directors proposes the election of the nominees named below, who currently are Class I members of our Board of Directors.

Unless authorization to do so is withheld, proxies received will be voted “for” the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve.

Our Board of Directors proposes the election of the following nominees as Class I members of the Board of Directors:

Mark A. LeDoux                                 Joe E. Davis

Our Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees as a Class I director of the Company.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended June 30, 2006 was Ernst & Young LLP. The Audit Committee of the Board of Directors has selected and approved Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2007. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services provided in connection with our statutory and regulatory filings during each of the last two fiscal years ended June 30, were:

2006	$245,582
2005	$191,307

Audit-Related Fees

The aggregate fees billed to the Company by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements for each of the last two fiscal years ended June 30, and not included under “Audit Fees” above, were:

2006	$92,973
2005	$9,646

The 2006 fees were for the audit of Real Health Laboratories, Inc. as of October 31, 2005. We acquired Real Health Laboratories, Inc. on December 5, 2005. The 2005 fees were for services associated with assistance provided by Ernst & Young LLP in connection with internal control reporting requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

The aggregate fees billed to the Company by Ernst & Young LLP in each of the last two fiscal years ended June 30 for professional services for tax compliance, tax advice, and tax planning were:

2006	$0
2005	$0

All Other Fees

There were no other fees billed to the Company by Ernst & Young LLP for products and services provided during the fiscal years ended June 30, 2006 and June 30, 2005.

Pre-Approval Policies and Procedures

On June 23, 2003, the Audit Committee approved certain policies and procedures under which all audit and non-audit services performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Under these policies and procedures, proposed services to be provided by our independent registered public accounting firm may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee may delegate either type of pre-approval authority to one or more of its members, who would then be required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts also will require specific pre-approval by the Audit Committee. In granting both general and specific pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, as well as whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The term of any general pre-approval will be 12 months, unless the Audit Committee determines otherwise.

Audit Services. The annual audit services engagement terms and fees are subject to specific pre-approval by the Audit Committee. Audit services include the annual financial statement audit and quarterly reviews, subsidiary audits, and other services necessary for the auditors to form an opinion on the Company’s consolidated financial statements. The Audit Committee monitors the audit services engagement no less frequently than quarterly and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items. In addition, the Audit Committee may grant general pre-approval to other audit services, which include statutory or financial audits for subsidiaries of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings.

Audit-Related Services. The Audit Committee may grant general pre-approval of audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-related services include due diligence services pertaining to any potential business acquisitions or dispositions, consultations related to accounting, financial reporting or disclosure matters not classified as audit services, assistance with the implementation of new accounting and financial reporting rules and guidance, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. To the extent the Company retains its independent registered public accounting firm to provide tax services, the Audit Committee may grant general pre-approval for those tax services that historically have been provided by its independent registered public accounting firm and that the Audit Committee has reviewed and determined would not impair the independence of the auditor. Generally, tax services involving large and complex transactions must be specifically pre-approved by the Audit Committee.

Other Services. The Audit Committee may grant general pre-approval to those permissible non-audit services that it determines are routine and recurring services and that would not impair auditor independence. All other services not otherwise classified above must be specifically pre-approved by the Audit Committee.

Procedures. All services proposed to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee are submitted to the Company’s Chief Financial Officer, who determines whether such services are included within those that have received general pre-approval by the Audit Committee. All services proposed to be provided by our independent registered public accounting firm that require specific pre-approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer. The Chief Financial Officer is responsible for monitoring the performance of the services provided by the independent registered public accounting firm, determining whether such services are in compliance with the Audit Committee’s pre-approval policies, and reporting the results of his monitoring on a periodic basis to the Audit Committee. The amount of audit-related, tax and other services provided to the Company by Ernst & Young LLP described above that were pre-approved by the Audit Committee in accordance with its policies and procedures was $92,973 of the total of $92,973 or 100% for fiscal 2006, and $9,646 of the total of $9,646 or 100% for fiscal 2005.

Effect of Ratification

Ratification by stockholders of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate practice, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If the stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

OUR EXECUTIVE OFFICERS

The Board of Directors elects the executive officers of the Company who are responsible for administering our day-to-day operations. The name, age, positions with the Company, and business experience of each of our executive officers are shown below.

Mark A. LeDoux (Age 52)

Chairman of the Board, Chief Executive Officer and Assistant Treasurer

Director and Officer since 1986

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Assistant Treasurer since 1998, and the Chairman of the Board since 2001. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE) since its inception in 1999, and as a director of Transformative Health Products, Inc. since 1992 and Real Health Laboratories, Inc. since 2005, each a wholly-owned subsidiary of the Company. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); director, CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (1996-January 2006); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law.

Randell Weaver (Age 48)

President and Secretary

Officer since 2001

Mr. Weaver has been the President of the Company since 2003 and the Secretary of the Company since 2001. Mr. Weaver also has served as Managing Director of NAIE since 2001, as a director, President and Secretary of Transformative Health Products, Inc. since 2003, and as a director and Chief Executive Officer of Real Health Laboratories, Inc. since December 2005, each a wholly-owned subsidiary of the Company. Previously, he served as Chief Financial Officer and Chief Operating Officer (2001-2003) and Executive Vice President of the Company (2002-2003), and as a director, President and Secretary of CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (2003-January 2006). Before joining the Company, Mr. Weaver was Managing Director of CGM Group, LLC, a management consulting firm (2000-2001); a consultant in the bankruptcy reorganization of Solutioneering (1999-2000); President and Chief Financial Officer of two subsidiaries of Grupo Industrial Bimbo, S.A., a baking company (1995-1998); principal of Randell Weaver Consulting, where he managed operation and financial restructurings of troubled enterprises (1986-1995); and Chief Financial Officer of Microcomputer Memories, Inc. (1984-1986). Before 1984, Mr. Weaver worked for four years in public accounting with Pannell Kerr Forster. Mr. Weaver graduated from California State University, Northridge with a Bachelor of Science in Business Administration and from the University of Santa Monica with a Master’s degree in Spiritual Psychology.

John R. Reaves, Jr. (Age 40)

Chief Financial Officer

Officer since 2002

Mr. Reaves has been the Chief Financial Officer of the Company since 2003. Previously, he was Vice President of Finance of the Company (2002-2003), and Chief Financial Officer of CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (2003-January 2006). Mr. Reaves also has been the Chief Financial Officer of Transformative Health Products, Inc. since 2003, and of Real Health Laboratories, Inc. since December 2005, each a wholly-owned subsidiary of the Company. Before joining the Company, Mr. Reaves was Chief Financial Officer of Neptune Networks, Inc., an enterprise established to provide internet service kiosks in areas of public accommodation (2000-2001), and Director of Finance and Operations, Southern California market with LSG Sky Chefs, Inc., the world’s largest airline caterer (1998-2000). Before 1998, Mr. Reaves was a Manager with Arthur Andersen LLP.

John F. Dullea (Age 58)

Executive Vice President

Officer since June 2006

Mr. Dullea has been an Executive Vice President of the Company since June 2006. He also has been the President of Real Health Laboratories, Inc., a wholly-owned subsidiary of the Company, since 1998. Previously, he served as director and Chief Executive Officer of Real Health Laboratories, Inc. (1998 – December 2005). Before joining Real Health Laboratories, Inc., Mr. Dullea was President of Market Makers International, a Vice President with KAO Corporation of Japan, and a Senior Consumer Products Executive with Johnson & Johnson, where he worked for 21 years. He received a Bachelor of Science degree in Mathematics from St. Peters College in New Jersey.

Dr. John A. Wise (Age 67)

Chief Scientific Officer

Officer since 1992

Dr. Wise has been the Chief Scientific Officer of the Company since 2001. Previously, he served as Vice President of Science and Technology (2000-2001), Vice President—Research and Development (1992-2000), and a consultant to the Company (1987-1992). Before beginning work with the Company in 1987, Dr. Wise was Executive Vice President of Research and Development with United Sciences of America, Inc. (1982-1986). He graduated in 1963 from the University of Washington with a Bachelor of Science degree in Preventative Medicine and a Bachelor of Arts degree in Zoology. He received a Master of Science in Microbiology from the University of Minnesota in 1967, and a Ph.D. in Microbiology from Oregon State University in 1970.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by executive officers and directors, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of October 4, 2006.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership[1]	Percent of Common Stock Outstanding[2]
Carl J. Terranova, Trust U/W of Vincent Terranova, and Thomas H. Hansen (members of 13(d) group) P.O. Drawer H, Valley Cottage, New York 10989	956,400[3]	12.18%[3]

Mark A. LeDoux Chairman of the Board and Chief Executive Officer	1,413,294[4]	18.00%

Joe E. Davis Director	57,000[5]	Less than 1%

Alan J. Lane Director	21,000[6]	Less than 1%

Lee G. Weldon Director	106,880[7]	1.36%

Alan G. Dunn Director	20,000[8]	Less than 1%

Randell Weaver President and Secretary	343,000[9]	4.37%

John R. Reaves, Jr. Chief Financial Officer	123,411[10]	1.57%

John F. Dullea Executive Vice President	250,751[11]	3.19%

Dr. John A. Wise Chief Scientific Officer	182,340[12]	2.32%

All directors and executive officers as a group (nine persons)	2,517,676[13]	32.06%

[1]	A person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through the exercise of stock options). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

[2]	Shares of our common stock underlying options that are exercisable as of October 4, 2006 or within 60 days of October 4, 2006 are considered outstanding for purposes of computing the percentages shown but are not considered outstanding for any other purpose. As of October 4, 2006, there were 6,825,862 shares of common stock outstanding, net of 70,000 treasury shares, and 1,027,000 shares underlying options that are exercisable or that will become exercisable within 60 days of October 4, 2006.

[3]	As reported by the members of the 13(d) group in various reports filed by such members with the SEC. According to such reports, Carl J. Terranova beneficially owns 522,900 shares or 6.60% of our common stock outstanding, the Trust U/W of Vincent Terranova beneficially owns 224,200 shares or 2.83% of our common stock outstanding, and Thomas H. Hansen beneficially owns 209,300 shares or 2.64% of our common stock outstanding.

[4]	Includes 75,000 shares underlying options that are exercisable.

[5]	Includes 30,000 shares underlying options that are exercisable.

[6]	Includes 20,000 shares underlying options that are exercisable.

[7]	Includes 60,000 shares underlying options that are exercisable.

[8]	Includes 20,000 shares underlying options that are exercisable.

[9]	Includes 320,000 shares underlying options that are exercisable.

[10]	Includes 120,000 shares underlying options that are exercisable.

[11]	Includes 34,000 shares underlying options that will become exercisable within 60 days.

[12]	Includes 130,000 shares underlying options that are exercisable.

[13]	Includes 809,000 shares underlying options that are exercisable.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our current executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last three fiscal years ended June 30.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)[1]	Other Annual Compensation ($)[2]	Securities Underlying Options (#)[3]	All Other Compensation ($)[4]
Mark A. LeDoux Chief Executive Officer	2006 2005 2004	251,272 249,176 240,040	— — 134,550	— — —	— — 30,000	10,757 13,657 10,062

Randell Weaver President and Secretary	2006 2005 2004	300,000 286,659 240,010	— — 134,550	— — —	— 125,000 150,000	7,325 11,931 10,155

John R. Reaves, Jr. Chief Financial Officer	2006 2005 2004	203,430 197,285 175,231	— — 98,222	— — —	— — 90,000	17,612 18,539 5,195

John F. Dullea[5] Executive Vice President	2006	153,365	—	—	100,000	7,567

Dr. John A. Wise Chief Scientific Officer	2006 2005 2004	201,018 199,341 177,128	— — 107,640	— — —	— — 90,000	11,118 11,200 9,358

Timothy E. Belanger[6] Senior Vice President — Sales and Marketing	2006 2005 2004	216,857 202,635 187,385	— — 101,111	— — —	— — 90,000	252,047[6] 24,929 8,668

Mark E. Zimmerman[7] Vice President — Operations	2006 2005 2004	209,315 195,433 169,231	— — 97,222	— — —	— — 90,000	251,664[7] 10,345 8,087

[1]	2004 bonuses shown represent amounts for services provided in fiscal 2004 under our Management Cash Incentive Plan as in effect for such fiscal year but were paid in the subsequent fiscal year.

[2]	Includes annual compensation not properly categorized as salary or bonus, such as perquisites and other personal benefits, unless the total amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus.

[3]	Options were granted under our 1999 Omnibus Equity Incentive Plan.

[4]	Includes matching contributions under our profit sharing plan, payouts of paid time off accruals under the Company's Paid Time Off Program, amounts paid in recognition of birthdays, premiums paid by the Company for term life insurance, long-term care and long-term disability, and certain other benefits.

[5]	Mr. Dullea joined the Company on December 5, 2005.

[6]	On June 29, 2006, Mr. Belanger's employment agreement with the Company was terminated. Mr. Belanger and the Company entered into a separation agreement and general release of claims pursuant to which Mr. Belanger received a severance benefit, including health coverage, in an amount equal to one year's compensation, which amount was approximately $208,825 plus an additional $11,447 for health coverage. These amounts were paid in fiscal 2007 but are included in the other compensation for 2006 shown.

[7]	On June 29, 2006, Mr. Zimmerman's employment agreement with the Company was terminated. Mr. Zimmerman and the Company entered into a separation agreement and general release of claims pursuant to which Mr. Zimmerman received a severance benefit, including health coverage, in an amount equal to one year's compensation, which amount was approximately $201,562 plus an additional $14,577 for health coverage. These amounts were paid in fiscal 2007 but are included in the other compensation for 2006 shown.

Option Grants in Fiscal 2006

The following table shows the options granted to our executive officers during the fiscal year ended June 30, 2006. All of the options shown were granted under our 1999 Omnibus Equity Incentive Plan.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
	# of Shares of Common Stock Underlying	% of Total Options Granted to Employees in	Exercise Price	Expiration
Name	Options Granted	Fiscal Year	($/share)[1]	Date	5%	10%
John F. Dullea	100,000	100%	6.655	12/01/10	$107,000	$309,000

[1]	The exercise price is equal to 110% of the closing sale price of our common stock on the date of grant, as reported by Nasdaq.

[2]	Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The actual realized value will depend on the market value of our common stock on the exercise date, and no gain to the optionee is possible without an increase in the price of our common stock above the exercise price. All assumed values are before taxes.

Aggregated Option Exercises and Fiscal Year End Option Values

The following table provides information about option exercises by our executive officers during the fiscal year ended June 30, 2006, and the value of unexercised options held by our executive officers as of June 30, 2006.

	# of Shares of Common Stock Acquired on Exercise	Valued Realized ($)	# of Shares of Common Stock Underlying Unexercised Options		Value of Unexercised In-the-Money Options[1]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. LeDoux	5,000	$17,200	75,000	—	$520,760	—
Randell Weaver	—	—	320,000	—	$1,477,695	—
John R. Reaves, Jr.	—	—	120,000	—	$672,900	—
John F. Dullea	—	—	—	100,000	—	$406,500
Dr. John A. Wise	—	—	160,000	—	$1,001,300	—
Timothy E. Belanger[2]	—	—	106,000	—	$551,800	—
Mark E. Zimmerman[3]	—	—	120,000	—	$681,000	—

[1]	Based on the closing sale price of our common stock of $10.72 on June 30, 2006, as reported by Nasdaq.

[2]	On June 29, 2006, Mr. Belanger’s employment agreement with the Company was terminated. In August 2006, Mr. Belanger exercised all of his outstanding options. Mr. Belanger’s exercises were accomplished using a cashless, net exercise method that resulted in the issuance to Mr. Belanger of only 43,216 shares of our common stock.

[3]	On June 29, 2006, Mr. Zimmerman’s employment agreement with the Company was terminated. In August 2006, Mr. Zimmerman exercised all of his outstanding options.

Employment Agreements

We have employment agreements with each of our executive officers, namely Messrs. LeDoux, Weaver, Reaves, Dullea and Wise. Under the terms of each agreement, the officer’s employment is at-will and the employment may be terminated at any time, with or without cause, by either the officer or the Company. Each officer receives an annual salary, payable no less frequently than monthly, and may receive certain employee benefits available generally to all employees or specifically to executives, including bonus compensation in a manner and at a level determined from time to time by the Board of Directors, medical, dental, vision, term life, short and long term disability, long term care, and participation in the Company’s Employee Stock Purchase Plan . Mr. Dullea is also entitled to receive an amount equal to $530 per month as payment or reimbursement for golf club membership dues. The annual salaries of each executive officer under the employment agreements in effect at June 30, 2006 were:

Name	Annual Salary
Mark A. LeDoux	$251,272
Randell Weaver	$300,000
John R. Reaves, Jr.	$203,430
John F. Dullea	$275,000
Dr. John A. Wise	$201,018

Under the terms of each of the employment agreements for the above-named officers, each officer is entitled to a severance benefit, including standard employee benefits available to other corporate officers, in the event the officer is terminated by the Company without cause in an amount equal to one year’s compensation, provided the officer executes and delivers to the Company a general release of claims, with the exception of Mr. Dullea who is entitled to receive a severance benefit in an amount equal to two years’ compensation if he is terminated by the Company without cause on or before December 5, 2007, and 18 months’ compensation if he is terminated by the Company without cause after December 5, 2007. Mr. Dullea also is entitled to receive a reasonable amount for executive outplacement services during his severance period if he is terminated by the Company without cause. If an officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. No officer is entitled to receive a severance benefit if the officer is terminated by the Company for cause, or if the officer voluntarily resigns or retires. If an officer is terminated by the Company without cause upon a change in control, each officer is entitled to receive a severance benefit in an amount equal to two years’ compensation, provided the officer executes and delivers to the Company a general release of claims. If the officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. In addition, if any officer is terminated by the Company without cause upon a change of control, all then outstanding options held by the officer become fully exercisable and remain so for the term of the option, provided that the officer executes and delivers to the Company a general release of claims. Mr. Dullea’s employment agreement further provides that in the event of his death and receipt by the Company of a general release of claims on behalf of his estate, all his then outstanding options become fully exercisable.

On June 29, 2006, the employment agreements by and between the Company and Timothy E. Belanger, and by and between the Company and Mark E. Zimmerman, were terminated. Mr. Belanger had served as the Company’s Senior Vice President – Sales and Marketing, and Mr. Zimmerman had served as the Company’s Vice President – Operations. Mr. Belanger and the Company entered into a separation agreement and general release of claims pursuant to which Mr. Belanger received a severance benefit, including health coverage, in an amount equal to one year’s compensation, which amount was approximately $208,825 plus an additional $11,447 for health coverage. Mr. Zimmerman and the Company also entered into a separation agreement and general release of claims pursuant to which Mr. Zimmerman received a severance benefit, including health coverage, in an amount equal to one year’s compensation, which amount was approximately $201,562 plus an additional $14,577 for health coverage.

Defined Benefit Pension Plan

We sponsor a defined benefit pension plan that provides retirement benefits to employees based generally on years of service and compensation during the last five years before retirement. Effective June 20, 1999, the Board of Directors amended the plan to freeze the accrued benefit of each plan member at its then current amount and to no longer allow inactive plan members or other employees to become active members of the plan. Mr. LeDoux and Dr. Wise are plan members. Their accrued benefits were frozen at the amounts of approximately $2,657 per month for Mr. LeDoux and $1,033 per month for Dr. Wise.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of June 30, 2006.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,406,100	$5.54	576,252[1]
Equity compensation plans not approved by stockholders	—	—	—

Total	1,406,100	$5.54	576,252

[1]	Under the terms of the plan in effect as of June 30, 2006, the aggregate number of shares of common stock that may be awarded each year is automatically increased on January 1st of each year by a number equal to the lesser of 2.5% of the total number of common shares then outstanding or 100,000.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board of Directors oversees the Company’s overall compensation and incentive programs for its executive officers and certain other key personnel. Among other things, the Human Resources Committee helps administer the Company’s incentive compensation and equity-based plans and makes recommendations to the Board of Directors with respect to the granting of awards under such plans, and otherwise recommends to the Board of Directors the amount of compensation to be paid or awarded to our executive officers and other key personnel including salary, bonuses, stock option grants, other cash or stock awards under our management cash incentive and equity incentive plans, retirement and other compensation. All of the members of the Human Resources Committee are independent directors.

Executive Compensation Policies and Programs

Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to improve long-term stockholder returns by achieving both short- and long-term strategic Company goals. Our compensation programs seek to link a significant portion of each executive’s compensation directly to individual and Company performance and to align the financial interests of our executives with those of our stockholders. There are three basic components to our executive compensation program: salary and benefits, annual cash incentive bonuses, and long-term incentive compensation in the form of stock options and other equity-based compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees.

Salary and Benefits. We design our executive salary structure to be competitive. We believe a competitive salary structure is important if we are to retain our executives and other key employees and attract highly qualified executives when needed. To determine whether our salary structure is competitive, we periodically review available information about prevailing salaries and compensation programs offered by companies within our geographic area that are similar to us in size and type of business conducted. We take into account not only the amount of our base salary but also our overall benefits package. Our executive benefits include vacation, medical, dental, vision, term life, and disability. An individual executive’s salary and benefits package will vary within our framework based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance.

Annual Incentive Bonus. Each executive officer is eligible to receive an annual cash bonus under our management cash incentive plan. The plan is designed to reward executive officers and other key personnel for significant contributions to our performance during the fiscal year. Each fiscal year, the Board of Directors, based on recommendations from the Human Resources Committee, establishes various goals related to one or more of the following categories: Company performance, functional/departmental performance and/or individual performance. Each goal is weighted and a portion of any bonus may be subject to the discretion of the Board of Directors. The successful completion of each goal may be evaluated on a pass/fail basis, or may be designated three performance levels: a threshold, a target and an outstanding level. These levels are intended to motivate our executives by providing substantial bonus payments for the achievement of financial goals. The bonus earned will be directly related to the participant’s performance and determination of achievement, if any, of each performance goal and may be in the form of a percent of salary and/or a flat dollar amount. Any award under the plan must be approved by the Human Resources Committee after our audited financial results for the fiscal year are completed. If a participant is terminated or resigns, the participant forfeits all rights to any award under the plan.

Long-Term Incentive Compensation. Each executive officer is eligible to participate in our 1999 Omnibus Equity Incentive Plan (the “Plan”). Under the Plan, the Board of Directors, based on recommendations from the Human Resources Committee, may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, and stock units to executive officers and other personnel, non-employee directors and consultants. As of June 30, 2006, only incentive and nonqualified stock options have been granted under the plan.

Options to buy shares of our common stock are awarded with an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Accordingly, the executive is rewarded only if the market price of our common stock appreciates.

Stock options are designed to align the interests of our executive officers with those of our stockholders by encouraging executives to enhance the value of the Company and, thus, the price of our common stock and the stockholders’ return.

Defined Benefit Plan. We sponsor a defined benefit pension plan that provides retirement benefits to employees based generally on years of service and compensation during the last five years before retirement. Effective June 20, 1999, the Board of Directors amended the plan to freeze the accrued benefit of each plan member at its then current amount and to no longer allow inactive plan members or other employees to become active members of the plan. Mr. LeDoux and Dr. Wise are plan members.

Other Plans. We have a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), whereby executive officers and other employees may contribute a percentage of their compensation. Prior to January 1, 2004, we matched 50% of the first 6% of a participant’s compensation contributed to the plan. Effective January 1, 2004, the plan was amended to require that we match 100% of the first 3% of a participant’s compensation contributed to the plan and 50% of the next 2% of a participant’s compensation contributed to the plan. We also have an employee stock purchase plan that allows executive officers and other eligible employees to have a maximum of 15% of their compensation withheld through payroll deductions to buy shares of our common stock at the lower of 85% of (i) the fair market value at the beginning of each offering period, or (ii) the fair market value on predetermined dates.

Chief Executive Officer. Mr. LeDoux, the Chairman of the Board and our Chief Executive Officer, is awarded a base salary and is evaluated substantially in accordance with the foregoing policies, with the exception that any bonus he may receive under our management cash incentive plan is in the discretion of the Board of Directors and not subject to predefined goals. In September 2004, the Human Resources Committee recommended and the Board of Directors approved, a 3.75% increase in Mr. LeDoux’s salary from $242,190 to $251,272. The increase was based on an evaluation of Mr. LeDoux’s contributions to the Company, the accomplishments achieved by the Company, and a review of executive compensation at other public-companies in the San Diego, California area and changes in the Consumer Price Index for the San Diego Urban Area.

Members of the Human Resources Committee

Lee G. Weldon, Chairman

Joe E. Davis

Alan G. Dunn

The Human Resources Committee Report on Executive Compensation is not considered proxy-soliciting material and is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this report by reference.

Human Resources Committee Interlocks and Insider Participation

None of the members of the Human Resources Committee is or has been an officer or employee of the Company or any of its subsidiaries. There are no interlocks between the executive officers and members of the Human Resources Committee of the Company and those of any other entity.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The graph below provides a comparison of cumulative total returns for our common stock, the Nasdaq Stock Market (U.S.), and the Nasdaq Health Services Index for the five year period ended June 30, 2006. The graph assumes an investment of $100 on June 30, 2001 in each of our common stock, and the stock comprising the Nasdaq Stock Market (U.S.) and the Nasdaq Health Services Index. Each of the indices assumes that all dividends were reinvested. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

The stock performance shown above is not indicative of future performance.

The performance information above is not considered proxy-soliciting material and is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, including all of our officers and our non-employee directors. The Audit Committee periodically reviews the policy and the Company’s compliance with the policy. We will furnish a copy of our Code of Business Conduct and Ethics, free of charge, upon written request to the Company at 1185 Linda Vista Drive, San Marcos, California 92078, Attn: Chief Financial Officer. Our Code of Business Conduct and Ethics is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports provided to us and written representations that no other reports were required, during the fiscal year ended June 30, 2006, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with, except for the following reports that were not timely filed: (i) a report was filed on behalf of Mr. LeDoux on December 19, 2005 to report the sale of 600 shares of the Company’s common stock on December 14, 2005; and (ii) a report was filed on behalf of Mr. Davis on May 24, 2006 to report his exercise of a non-qualified stock option on May 22, 2006, that inadvertently failed to report the shares of common stock he acquired as a result of such exercise in the number of securities beneficially owned by him. An amendment to such report to report the shares acquired as a result of the exercise was filed on behalf of Mr. Davis on October 16, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 5, 2005, the Company acquired Real Health Laboratories, Inc., a California corporation (“RHL”). The acquisition of RHL by the Company was effected pursuant to the terms of a Stock Purchase Agreement. John F. Dullea and Carolyn A. Dullea, as the trustees of The John F. and Carolyn A. Dullea Trust dated June 20, 2001, were one of the selling stockholders and received $2,043,514 in cash from the Company and 216,751 shares of the Company’s common stock. Following the acquisition, Mr. Dullea retained his position as President of RHL and in June 2006 became an Executive Vice President of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2006 with the Company’s management, and has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006, be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.

Members of the Audit Committee

Joe E. Davis, Chairman

Alan G. Dunn

Alan J. Lane

The Audit Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 (“2006 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2006 Annual Report free of charge to any stockholder upon written request to the Company at 1185 Linda Vista Drive, San Marcos, California 92078. The 2006 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2006 Annual Report together with any later information that we file with the SEC and other publicly available information.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on June 25, 2007. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Restated Certificate of Incorporation, to be properly brought before an annual meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present. To be timely, we must receive the notice not less than 60 days before the original scheduled meeting date. If we provide less than 70 days’ notice or prior public disclosure of the meeting date, to be timely we must receive the notice not later than the close of business on the 10th day following the earlier of the day on which we mailed notice of the meeting date or the day on which we publicly disclosed the meeting date. To be in proper form, the notice must be in writing and include the specified information set forth in Article Fifteenth of our Restated Certificate of Incorporation.

All proposals and notices should be sent by certified mail, return receipt requested, to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92078, Attn: Mr. Randell Weaver, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

By Order of the Board of Directors

San Marcos, California

October 24, 2006

NATURAL ALTERNATIVES INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held December 1, 2006 and the proxy statement, and appoints Mark A. LeDoux and Randell Weaver or either of them the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Friday, December 1, 2006, at 1:00 p.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominee for the Board of Directors shown on the reverse side and for each proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here ☐

for Address Changes

or Comments

PLEASE SEE

REVERSE SIDE

NATURAL ALTERNATIVES INTERNATIONAL, INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

		For All	Withhold All	For All Except
Proposal 1	To elect as Class I directors the following nominees: 01 Joe E. Davis 02 Mark A. LeDoux	☐	☐	☐

Withheld for the nominees you list below:

(Write that nominee’s name in the space provided.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

		For	Against	Abstain
Proposal 2	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2007.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder with respect to all shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders. If no direction is made, this proxy will be voted “for” the election of each of the nominees for Class I directors and “for” Proposal 2. If any other matters properly come before the meeting, the persons named will vote in their discretion.

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

________________________________	____________	______________________________	____________
Signature	Date	Signature (Joint Owner)	Date

________________________________		______________________________
Title

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE

http://www.proxyvoting.com/naii	OR	1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.